Newly Elected Directors and Executive Officers

                            Directors

Name                                         Address
Stanley H. Van Etten     Chairman            10504 Tredwood Drive
                                             Raliegh, NC 27615

John D. Brothers         Director            9416 Koupela Drive
                                             Raleigh, NC 27615

Derrick Rodgers          Director            411 Jackson Park Road
                                             Kannapolis, NC 28083

Harry B. Mains           Director            593 Hawks Gill Island Dr.
                                             Tortoise Island
                                             Satellite Beach, FL 32937

John W. Hemmer           Director            88 Meadow Road
                                             Briarcliff Manor, NY 10510

Jimmie D. Knowles        Director            105 Beechtree Court
                                             Apex, NC 27502

Claude W. Savage         Director            106 Benhow Lane
                                             Charlotte, NC 28214

Barry Ackel              Director            1239 Heyman Lane
                                             Alexandria, LA 71303

Larry G. Smith           Director            2435 E. North Street
                                             Greenville, SC 29615

O. Kenneth Rudd III      Director            7992 Bradwick Way
                                             Melbourne, Fl 32940

Franco Merlo             Director            POSTFACH 6831
                                             CH-8023
                                             ZURICH 23

                         Executive Officers


Name                      Title                 Address
Stanley H. Van Etten  President and CEO      10504 Tredwood Drive
                                             Raleigh, NC 27615

John D. Brothers      Chief Operating        9416 Koupela Drive
                      Officer                Raleigh, NC 27615

Georgina M. Mollick   Vice President/Legal   614 Capital Blvd. #224
                      Affairs                Raleigh, NC 27603

Christopher A. Reid   Vice President/        2208 Oxford Road
                      Compliance             Raleigh, NC 27608

Angie C. Stewart      Corporate Secretary   1768 Keith Hills Road
                                            Buies Creek, NC 27506